                                                                 Exhibit 10.56.2

                   THIS MORTGAGE CONSTITUTES A FIXTURE FILING
                 UNDER THE PENNSYLVANIA UNIFORM COMMERCIAL CODE

            THIS MORTGAGE SECURES FUTURE ADVANCES AND RE-ADVANCES UP
               TO A MAXIMUM PRINCIPAL AMOUNT OF $1,100,000,000.00
                  AT ANY TIME OUTSTANDING PLUS ACCRUED INTEREST
           AND OTHER INDEBTEDNESS AS DESCRIBED IN 42 PA.C.S.A. ss.8143

                      OPEN-END MORTGAGE, SECURITY AGREEMENT
                       AND ASSIGNMENT OF LEASES AND RENTS

                     (THIS MORTGAGE SECURES FUTURE ADVANCES)

                                      from

                         EME HOMER CITY GENERATION L.P.

                                       to

                    UNITED STATES TRUST COMPANY OF NEW YORK,
                        as Collateral Agent and Mortgagee

                           DATED AS OF MARCH 18, 1999

                       After recording, please return to:
                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017

                           ATTN: Daniel E. Karp, Esq.

                  OPEN-END MORTGAGE SECURITY AGREEMENT
                   AND ASSIGNMENT OF LEASES AND RENTS

                (THIS MORTGAGE SECURES FUTURE ADVANCES)

     THIS OPEN-END MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS, dated as of March 18, 1999 is made by EME HOMER CITY GENERATION L.P., a Pennsylvania limited partnership (the "MORTGAGOR"), whose address is c/o Edison Mission Holdings Co., 18101 Von Karman Avenue, Suite 1700, Irvine, California 92612-1046, to UNITED STATES TRUST COMPANY OF NEW YORK, as Collateral Agent for the Secured Parties referred to below (in such capacity, the "MORTGAGEE"), whose address is 114 West 47th Street, 25th Floor, New York, New York 10036, Attn: Corporate Trust Division. References to this "MORTGAGE" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                                BACKGROUND

     A. Edison Mission Holdings Co., a California corporation, (the "BORROWER") has entered into that certain Credit Agreement dated as of the date hereof (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "CREDIT AGREEMENT") with the various financial institutions as are or may become parties thereto (the "LENDERS") and Citicorp USA, Inc., as Administrative Agent (the "ADMINISTRATIVE AGENT"). The terms of the Credit Agreement are incorporated by reference in this Mortgage as if the terms thereof were fully set forth herein. In the event of any conflict between the provisions of this Mortgage and the provisions of the Credit Agreement, the applicable provisions of the Credit Agreement shall govern and control, PROVIDED, that in the case of a provision in the Credit Agreement (including by way of illustration, the section of this Mortgage entitled "Leases"), such Mortgage provision shall not be deemed to be in conflict with the related provision in the Credit Agreement.

     Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. References in this Mortgage to the "DEFAULT RATE" shall mean the rate provided for in subsection 3.2.2(b) of the Credit Agreement.

     B. The Mortgagor is the owner of the parcel(s) of real property described on Schedules A and A-1 attached (such real property, together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the "IMPROVEMENTS"), being collectively referred to as the "REAL ESTATE")).

     C. Pursuant to the terms of the Credit Agreement, (1) the Lenders have agreed (a) to make certain Revolving Loans to the Borrower in an aggregate principal amount at any one time outstanding not to exceed $50,000,000.00,
(b) to make certain 364-Day Term Loans to the Borrower in an aggregate principal amount not to exceed $800,000,000.00 and (c) to make certain Construction Term Loans to the Borrower in an aggregate principal amount not to exceed

$250,000,000. The maximum aggregate principal amount of the Loans outstanding at any one time shall not exceed $1,100,000,000.00.

      D. The Borrower will use the proceeds of the Loans under the Credit Agreement to make valuable transfers to one or more of its Subsidiaries (including the Mortgagor) in connection with the acquisition of the Homer City Electric Generating Station and certain facilities and other assets associated therewith and ancillary thereto (the "Generating Station"), certain capital expenditures related to the Generating Station and general working capital purposes.

      E. Under Section 8.2.1(e) of the Credit Agreement, the Borrower is permitted to incur certain indebtedness for the purpose of refinancing the Loans and other indebtedness of the Borrower ("Refinancing Indebtedness"); under
Section 8.2.1(d)(i) of the Credit Agreement, the Loan Parties are permitted to incur certain indebtedness in the form of reimbursement obligations relating to letters of credit, surety bonds and performance bonds used by the Loan Parties in the ordinary course of their business ("Ordinary Course Letter of Credit Indebtedness"); under Section 8.2.1 (d)(ii) of the Credit Agreement, the Borrower is permitted to incur certain indebtedness in the form of reimbursement obligations relating to Debt Service Reserve Letters of Credit (as defined below) ("DSR Letter of Credit Indebtedness"); under Section 8.2.1(c) of the Credit Agreement, the Borrower is permitted to incur certain additional indebtedness ("Additional Indebtedness"); and, under Section 8.2.1(b) of the Credit Agreement, the Borrower is permitted to incur certain indebtedness under Interest Rate Hedging Transactions (as defined below) entered into with respect to the Loans ("Swap Indebtedness") (the Refinancing Indebtedness, the Ordinary Course Letter of Credit Indebtedness, the DSR Letter of Credit Indebtedness, the Additional Indebtedness and the Swap Indebtedness, together with the Loans, being collectively referred to as the "Senior Debt").

      F. In satisfaction of the requirements of the Lenders and the Persons providing any Refinancing Indebtedness or Additional Indebtedness, the Mortgagor desires by this Mortgage and the Guarantee and Collateral Agreement to provide a common pool of collateral as security for their obligations under the Financing Documents (as defined below).

      G. In order to simplify administration of such collateral and to provide for the orderly enforcement of their respective rights, the Administrative Agent, the Lenders and the other Secured Parties (as defined in the Guarantee and Collateral Agreement) have appointed the Collateral Agent to serve as their common representative, to be the beneficiary under any guarantee intended to benefit the Secured Parties, and to hold the liens created, or to be created, under the Financing Documents.

      H. Pursuant to the Collateral Agency and Intercreditor Agreement, dated as of March 18, 1999 (as amended, supplemented or otherwise modified from time to time, the "Collateral Agency and Intercreditor Agreement"), among the Borrower, the Administrative Agent, the Collateral Agent and certain other parties, the Collateral Agent has agreed to serve as a common collateral agent for all Secured Parties.

     I. The Borrower is a member of an affiliated group of companies that includes the Mortgagor. The Borrower and the Mortgagor are engaged in related businesses, and the Mortgagor will derive substantial direct and indirect benefit from the making of the Loans and the incurrence of any Refinancing Indebtedness, Ordinary Course Letter of Credit Indebtedness, DSR Letter of Credit Indebtedness, Additional Indebtedness or Swap Indebtedness.

     J. It is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Mortgagor shall have executed and delivered this Mortgage to the Collateral Agent for the benefit of the Secured Parties.

                               GRANTING CLAUSES

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor agrees that to secure the following (collectively, the "Obligations") for so long as such Obligations remain outstanding:

          (a) the due and punctual payment and performance by the Mortgagor of any and all of its obligations and liabilities, whether direct or indirect, absolute or contingent, due to or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with the Guarantee and Collateral Agreement; and

          (b) the payment of all unpaid principal and interest on the (i) Senior Debt and (ii) all other obligations and liabilities of the Mortgagor (including interest accruing at the then applicable rate or rates provided in the Credit Agreement, the Security Documents, and each indenture, loan agreement, underwriting agreement, security purchase agreement or other document entered into in connection with any of the foregoing (collectively, as any of the above may be amended, supplemented, extended, renewed, restated, replaced or modified from time to time, the "FINANCING DOCUMENTS") after the maturity of the all of the Senior Debt and interest accruing at the then applicable rate or rates provided in the Financing Documents after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Mortgagor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Secured Parties, whether direct, or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with any Financing Document or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, guarantee obligations, fees, indemnities, costs, expenses or otherwise (including all fees, charges and disbursements of counsel to the Collateral Agent and the other Secured Parties that are required to be paid by the Mortgagor pursuant to the terms of any Financing Document);

THE MORTGAGOR HAS GRANTED, CONVEYED, BARGAINED, SOLD, ALIENED, ENFEOFFED, RELEASED, CONFIRMED, MORTGAGED AND WARRANTED TO THE MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY GRANTS, CONVEYS, BARGAINS, SELLS, ALIENS, ENFEOFFS, RELEASES, CONFIRMS, MORTGAGES AND WARRANTS UNTO THE MORTGAGEE:

      (A) the Real Estate;

      (B) all the estate, right, title, claim or demand whatsoever of the Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

      (C) all right, title and interest of the Mortgagor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights, oil and gas rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

      (D) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of any kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by the Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");

      (E) all right, title and interest of the Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to the Mortgagor or constructed, assembled or placed by the Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by the Mortgagor;

     (F) all right, title and interest of the Mortgagor in, to and under all leases and subleases and, to the extent the same may be encumbered or assigned pursuant to the the terms thereof and to the extent permitted by law, any underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by the Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "LEASES"), and all rights of the Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the "RENTS");

     (G) to the extent the same may be encumbered or assigned pursuant to the terms thereof and to the extent permitted by law, all trade names, trade marks, logos, copyrights, good will and books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof; all general intangibles related to the operation of the Improvements now existing or hereafter arising;

     (H) all unearned premiums under insurance policies now or subsequently obtained by the Mortgagor relating to the Real Estate or Equipment and the Mortgagor's interest in and to any such insurance policies and all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein, subject to the applicable provisions set forth below and in the Credit Agreement;

     (I) to the extent the same may be encumbered or assigned pursuant to the terms thereof and to the extent permitted by law, all right, title and interest of the Mortgagor in and to (i) all contracts from time to time executed by the Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment (collectively, the "CONTRACTS"), (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "PERMITS") and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "PLANS");

     (J) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by the Mortgagee as provided in this Mortgage; and

      (K) all proceeds, both cash and noncash, of the foregoing, subject to the applicable provisions set forth below and in the Credit Agreement;

      (All of the foregoing property and rights and interests now owned or held or subsequently acquired by the Mortgagor and described in the foregoing clauses
(A) through (E) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (K) are collectively referred to as the ("Mortgaged Property").

      TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto the Mortgagee, its successors and assigns for the uses and purposes set forth, until the Obligations are paid in full and any other requirements contained in the Financing Documents are performed in full. PROVIDED ALWAYS, that if the Mortgagor shall promptly and fully pay all of the Obligations and shall pay and perform all of the other requirements contained in the Financing Documents, then the estate hereby granted shall cease, terminate and become void and Mortgagee shall, upon written request from Mortgagor, execute and deliver to Mortgagor any satisfaction, release or termination instrument required in connection therewith but shall otherwise remain in full force and effect.

      This Mortgage covers present and future advances and re-advances in accordance with the terms of the Credit Agreement, in the aggregate amount of the obligations secured hereby, made by the Lenders for the benefit of, inter alia, the Mortgagor and the Borrower and the lien of such future advances and re-advances shall relate back to the date of this Mortgage.

                              Terms and Conditions

      The Mortgagor further represents, warrants, covenants and agrees with the Mortgagee as follows:

      1. Warranty of Title. The Mortgagor warrants the title to the Premises, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to the Mortgagee to insure the lien of this Mortgage (the "Permitted Exceptions").

      2. Performance Obligations. The Mortgagor shall perform all of the Obligations in accordance with the terms of this Mortgage and the Financing Documents.

      3. Requirements.

      (a) The Mortgagor shall promptly comply with, or cause to be complied with, and conform in all material respects to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created

(collectively, "GOVERNMENTAL AUTHORITY") which has jurisdiction over the Mortgaged Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to the Mortgagor or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Mortgaged Property are collectively referred to as the "LEGAL REQUIREMENTS."

     (b) From and after the date of this Mortgage, the Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein in any manner not existing as of the date of this Mortgage to fulfill any Legal Requirement, and the Mortgagor hereby assigns to the Morgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. The Mortgagor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises. The Mortgagor represents that, to this knowledge, each parcel of the Real Estate constitutes a legally subdivided lot, in material compliance with all subdivision laws and similar Legal Requirements. Any act or omission by the Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.

     4. PAYMENT OF TAXES AND OTHER IMPOSITIONS. (a) Prior to the same becoming delinquent, and subject to Mortgagor's right to contest as set forth in Section 4.(3) below, the Mortgagor shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes, and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Mortgaged Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "IMPOSITIONS"). Upon request by Mortgagee, Mortgagor shall deliver to the Mortgagee (i) original or copies of receipted bills an cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence acceptable to the Mortgagee, acting reasonable, showing the payment of any other such Imposition. If by law any Imposition, at the Mortgagor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), the Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

     (b) Nothing herein shall affect any right or remedy of the Mortgagee under this Mortgage or otherwise, without notice or demand to the Mortgagor, to pay any Imposition after the date such Imposition shall have become due.
Any sums paid by the Mortgagee in discharge of any Impositions shall be payable on demand by the Mortgagor to the Mortgagee together with interest at the Default Rate as set forth above from the date of payment by Mortgagee.

      (c) The Mortgagor shall have the right before any delinquency occurs to contest or object in good faith to the amount or validity of any imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying, or extending the Mortgagor's covenant to pay any such Imposition at the time and in the manner provided in this Section unless (i) the Mortgagor has given prior written notice to the Mortgagee of the Mortgagor's intent so to contest or object to an Imposition, (ii) the Mortgagor shall demonstrate to the Mortgagee's reasonable satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings and (iii) the Mortgagor shall furnish a good and sufficient bond or surety as requested by and reasonably satisfactory to the Mortgagee in the amount of the Impositions which are being contested plus any interest and penalty which may be imposed thereon and which could become a lien against the Real Estate or any part of the Mortgaged Property.

      5. Insurance. (a) The Mortgagor shall maintain or cause to be maintained on all of the Premises the insurance required to be maintained by Mortgagor pursuant to Section 8.1.5 of the Credit Agreement.

      (b) If the Mortgaged Property, or any part thereof, shall be destroyed or damaged, the Mortgagor shall give immediate notice thereof to the Mortgagee. All insurance proceeds shall be paid to the Mortgagee to be held by the Mortgagee as collateral to secure the payment and performance of the Obligations. Notwithstanding the preceding sentence, provided that no Event of Default shall have occurred and be continuing, the Mortgagor shall have the right to adjust such loss, and the insurance proceeds relating to such loss shall be paid over to the Mortgagor; provided that the Mortgagor shall, promptly after any such damage, repair all such damage regardless of whether any insurance proceeds have been received or whether such proceeds, if received, are sufficient to pay for the costs of repair.

      (c) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property, all right, title and interest of the Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee.

      (d) The Mortgagor may maintain insurance required under this Mortgage by means of one or more blanket insurance policies maintained by the Mortgagor; provided, however, that (A) any such policy shall specify, or the Mortgagor shall furnish to the Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Mortgaged Property and any sublimits in such blanket policy applicable to the Premises and the other Mortgaged Property, (B) each such blanket policy stall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Mortgaged Property in an amount equal to the coverages required to be maintained by the Mortgagor as provided above and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Mortgaged Property.

     6. RESTRICTIONS ON LIENS AND ENCUMBRANCES. Except for the lien of this Mortgage and the Permitted Exceptions, and except as expressly permitted under the Credit Agreement, the Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

     7. DUE ON SALE AND OTHER TRANSFER RESTRICTIONS. Except as expressly permitted under the Credit Agreement, the Mortgagor shall not sell, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

     8.  MAINTENANCE: NO ALTERATION; INSPECTION; UTILITIES.  (a) The
Mortgagor shall maintain or cause to be maintained all the Improvements in good condition and repair and shall not commit or suffer any waste of the Improvements. The Mortgagor shall repair, restore, replace or rebuild promptly any part of the Premises which may be damaged or destroyed by any casualty whatsoever. The Improvements shall not be demolished or materially altered, nor any material additions built, without the prior written consent of the Mortgagee, which consent shall not be unreasonably withheld or delayed.

     (b) The Mortgagee and any persons authorized by the Mortgagee shall have the right upon reasonable notice to enter and inspect the Premises and all work done, labor performed and materials furnished in and about the Improvements and to inspect and make copies of all books, contracts and records of the Mortgagor relating to the Mortgaged Property.

     (c) The Mortgagor shall pay or cause to be paid before same become delinquent all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.

     9. CONDEMNATION/EMINENT DOMAIN. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, the Mortgagor will notify the Mortgagee of the pendency of such proceedings. The Mortgagee is hereby authorized and empowered by the Mortgagor to settle or compromise any claim in connection with such condemnation and to receive all awards and proceeds thereof to be held by the Mortgagee as collateral to secure the payment and performance of the Obligations. Notwithstanding the preceding sentence, provided no Event of Default shall have occurred and be continuing, the Mortgagor shall, at its expense, diligently prosecute any proceeding relating to such condemnation, settle or compromise any claims in connection therewith and receive any awards or proceeds thereof, provided that the Mortgagor shall promptly repair and restore the awards or proceeds thereof, provided that the Mortgagor shall promptly repair and restore the Mortgaged Property to its condition prior to such condemnation, regardless of whether any award shall have been received or whether such award is sufficient to pay for the costs of such repair and restoration.

      10. Restoration. The Mortgagor shall use all insurance proceeds and all condemnation, proceeds and awards to promptly restore the Mortgaged Property to its condition prior to such casualty or condemnation, (giving effect to the remaining configuration of the Premises after such condemnation) and in compliance with all Legal Requirements.

      11. Leases. (a) The Mortgagor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of the Mortgagee, or (ii) except as expressly permitted under the Credit Agreement, without the prior written consent of the Mortgagee, execute any Lease of the Mortgaged Property or permit to exist any Lease of any of the Mortgaged Property not already in existence prior to the date of this Mortgage.

      (b) As to any Lease consented to by the Mortgagee, the Mortgagor shall:

            (i) promptly perform all of the provisions of the Lease on the part of the lessor thereunder to be performed;

            (ii) promptly enforce all of the provisions of the Lease on the part of the lessee thereunder to be performed;

            (iii) appear in and defend any action or proceeding arising under or in any manner connected with the Lease or the obligations of the Mortgagor as lessor or of the lessee thereunder;

            (iv) exercise, within 10 days after a written request by the Mortgagee, any right to request from the lessee a certificate with respect to the status thereof;

            (v) simultaneously deliver to the Mortgagee copies of any notices of default which the Mortgagor may at any time forward to or receive from the lessee;

            (vi) promptly deliver to the Mortgagee a fully executed counterpart of the Lease; and

            (vii) promptly deliver to the Mortgagee, upon the Mortgagee's request, an assignment of the Mortgagor's interest under such Lease.

      (c) The Mortgagor shall deliver to the Mortgagee, within 10 days after a written request by the Mortgagee, which request shall not be made by Mortgagee more frequently than twice in any twelve month period, a written statement, certified by the Mortgagor as being true, correct and complete, containing the names of all lessees and other occupants of the Mortgaged Property, the terms of all Leases and the spaces occupied and rentals payable thereunder and a list of all Leases which are then in default, including the nature and magnitude of the default; such statement shall be accompanied by credit information with respect to the lessees and such other information as the Mortgagee may reasonably request.

     (d) All Leases entered into by the Mortgagor after the date hereof, if any, and all rights of any lessees thereunder shall be subject and subordinate in all respects to the lien and provisions of this Mortgage unless the Mortgagee shall otherwise elect in writing.

     (e) As to any Lease now in existence or subsequently consented to by the Mortgagee, acting reasonably, except as expressly permitted under the Credit Agreement, the Mortgagor shall not accept a surrender or terminate, cancel, rescind, supplement, alter, revise, modify or amend such Lease or permit any such action to be taken nor shall the Mortgagor accept the payment of rent more than thirty (30) days in advance of its due date.

     (f) If any act or omission of the Mortgagor would give any lessee under any Lease the right, immediately or after lapse of a period of time, to cancel or terminate such Lease, or to abate or offset against the payment of rent or to claim a partial or total eviction, such lessee shall not exercise such right until it has given written notice of such act or omission to the Mortgagee and until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice without a remedy being effected.

     (g) In the event of the enforcement by the Mortgagee of any remedy under this Mortgage, the lessee under each Lease shall, if requested by the Mortgagee or any other person succeeding to the interest of the Mortgagee as a result of such enforcement, attorn to the Mortgagee or to such person and shall recognize the Mortgagee, acting reasonably, or such successor in interest as lessor under the Lease without change in the provisions thereof; provided however, that the Mortgagee or such successor in interest shall not be: (i) bound by any payment of an installment of rent or additional rent which may have been made more than 30 days before the due date of such installment; (ii) bound by any amendment or modification to the Lease made without the consent of the Mortgagee or such successor in interest; (iii) liable for any previous act or omission of the Mortgagor (or its predecessors in interest); (iv) responsible for any monies owing by the Mortgagor to the credit of such lessee or subject to any credits, offsets, claims, counterclaims, demands or defenses which the lessee may have against the Mortgagor (or its predecessors in interest); (v) bound by any covenant to undertake or complete any construction of the Premises or any portion thereof; or (vi) obligated to make any payment to such lessee other than any security deposit actually delivered to the Mortgagee or such successor in interest. Each lessee or other occupant, upon request by the Mortgagee or such successor in interest, shall execute and deliver an instrument or instruments confirming such attornment. In addition, the Mortgagor agrees that each Lease entered into after the date of this Mortgage shall include language to the effect of subsections (d)-(g) of this Section; provided that the provisions of such subsections shall be self-operative and any failure of any Lease to include such language shall not impair the binding effect of such provisions on any lessee under such Lease.

     12. FURTHER ASSURANCES. To further assure the Mortgagee's rights under this Mortgage, the Mortgagor agrees upon demand of the Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be reasonably required by the Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on the Mortgagee.

      13. Mortgagee's Right to Perform. If the Mortgagor fails to perform any of the covenants or agreements of the Mortgagor, the Mortgagee, without waiving or releasing the Mortgagor from any obligation or default under this Mortgage, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate from the date of payment by Mortgagee, shall immediately be due from the Mortgagor to the Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by the Mortgagee under this Section shall be deemed or construed to cure the Mortgagor's default or waive any right or remedy of the Mortgagee.

      14. Hazardous Material. (a) Mortgagor hereby represents and warrants to Mortgagee those representations, to the extent applicable to it, set forth in
Section 7.14 of the Credit Agreement.

      (b) Mortgagor covenants that it will perform the obligations, to the extent applicable to it, set forth in Section 8.1.8 of the Credit Agreement.

      15. Events of Default. The occurrence of an Event of Default under the Credit Agreement shall constitute an Event of Default hereunder.

      16. Remedies. (a) Upon the occurrence of any Event of Default, in addition to any other rights and remedies the Mortgagee may have pursuant to the Financing Documents, or as provided by law, either or both of the following actions may be taken: (i) with the consent of the Required Secured Parties (as defined in the Collateral Agency and Intercreditor Agreement), the Mortgagee may, or upon the request of the Required Secured Parties, the Mortgagee shall, by notice to the Mortgagor declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate: and (ii) with the consent of the Required Secured Parties, the Mortgagee may, or upon the request of the Required Secured Parties, the Mortgagee shall, by notice to the Mortgagor, declare the Loans (with accrued interest thereon) and all other amounts owing under the Credit Agreement and the other Financing Documents to be due and payable forthwith. Except as expressly provided above in Section 15 and in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, the Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against the Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as the Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of the Mortgagee:

      (i) The Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action on the Obligations, (C) sell all or part of the Mortgaged Property (the Mortgagor expressly granting to the Mortgagee the power of sale), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Financing Documents as the law may allow. The Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate from the date payment or performance was due and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements.
     Interest at the Default Rate shall be due on any judgment obtained by the Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

          (ii) The Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude the Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (the Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to the Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking possession, the Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as the Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel (if permitted) or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as the Mortgagee shall deem appropriate as fully as the Mortgagor might do.

     (b) The holder of this Mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver. In case of a foreclosure sale, the Real Estate may be sold, at the Mortgagee's election, in one parcel or in more than one parcel and the Mortgagee is specifically empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

     (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, the Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and the Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

     (d) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE MORTGAGOR AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD OF THE COMMONWEALTH OF PENNSYLVANIA TO APPEAR FOR AND TO CONFESS JUDGMENT IN EJECTMENT AGAINST THE MORTGAGOR (AND, AT THE ELECTION OF SAID ATTORNEY, AGAINST ANY PERSON CLAIMING UNDER, BY OR THROUGH THE MORTGAGOR) FOR THE RECOVERY BY THE MORTGAGEE OF POSSESSION OF THE ENTIRE PREMISES OR, AT THE ELECTION OF SAID ATTORNEY, ANY PORTION OR PORTIONS OF THE PREMISES. THE FOREGOING AUTHORITY TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF BUT SHALL CONTINUE FROM TIME TO TIME UNTIL THE MORTGAGEE IS FULLY AND FINALLY VESTED WITH POSSESSION OF THE ENTIRE PREMISES. THE MORTGAGOR EXPRESSLY AGREES THAT ANY JUDGMENT ENTERED PURSUANT TO THE FOREGOING AUTHORITY SHALL BE FINAL AND RELEASES TO THE MORTGAGEE, AND TO ANY ATTORNEY APPEARING FOR THE MORTGAGOR OR THE MORTGAGEE, ALL ERRORS IN SAID PROCEEDINGS AND ALL LIABILITY
THEREFOR. UPON CONFESSION OF JUDGMENT IN EJECTMENT PURSUANT TO THE FOREGOING AUTHORITY, A WRIT OF POSSESSION (OR LIKE WRIT APPROPRIATE UNDER THEN APPLICABLE LAW) MAY ISSUE FORTHWITH without any prior proceedings and my include the costs of the Mortgagee. Judgment may be entered pursuant to the foregoing authority on the basis of an affidavit made on the Mortgagee's behalf and setting forth the relevant facts, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Mortgage is filed in any action for such judgment it shall not be necessary to file the original of this Mortgage.

      17. Right of the Mortgage to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, the Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, the Mortgagee may make settlement for the purchase price by crediting upon the Obligations or other sums secured by this Mortgage the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which the Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Credit Agreement, the Guarantee and Collateral Agreement and document evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Obligations as having been paid.

      18. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, the Mortgagee as a matter of right and without notice to the Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Obligations or the interest of the Mortgagor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and the Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of the Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

      19. Extension, Release, etc. (a) Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Obligations, the Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the Obligations, (ii) extend the maturity or alter any of the terms of the Obligations or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at the Mortgagee's option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Mortgage shall secure less than all of the principal amount of the Obligations, it is expressly agreed that any repayments of the principal amount of the Obligations shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Obligations outstanding.

     (b) No recovery of any judgment by the Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of the Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of the Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

     (c) If the Mortgagee shall have the right to foreclose this Mortgage, the Mortgagor authorizes the Mortgagee at its option to foreclose the lien of this Mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by the Mortgagor as a defense to any proceeding instituted by the Mortgagee to collect the Obligations or to foreclose the lien of this Mortgage.

     (d) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

     20. SECURITY AGREEMENT UNDER UNIFORM COMMERCIAL CODE. (a) It is the intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "CODE") of the Commonwealth of Pennsylvania. If an Event of Default shall occur and be continuing under this Mortgage, then in addition to having any other right or remedy available at law or in equity, the Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with the Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If the Mortgagee shall elect to proceed under the Code, then five days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by the Mortgagee shall include, but not be limited to, attorneys' fees and legal expenses. At the Mortgagee's request, the Mortgagor shall assemble the personal property and make it available to the Mortgagee at a place designated by the Mortgagee which is reasonably convenient to both parties.

     (b) The Mortgagor and the Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9 313 and 9 402 of the Code; (iii) the Mortgagor is the record owner of the Real Estate; and (iv) the addresses of the Mortgagor and the Mortgagee are as set forth on the first page of this Mortgage.

     (c) The Mortgagor, upon request by the Mortgagee from time to time, shall execute, acknowledge and deliver to the Mortgagee one or more separate security agreements, in form reasonably satisfactory to the Mortgagee, covering all or any part of the Mortgaged Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as the Mortgagee may reasonably request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Mortgage and such security instrument. The Mortgagor further agrees to pay to the Mortgagee on demand all costs and expenses incurred by the Mortgagee in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements the Mortgagee shall reasonably require. If the Mortgagor shall fail to furnish any financing or continuation statement within 10 days after written request by the Mortgagee, then pursuant to the provisions of the Code, the Mortgagor hereby authorizes the Mortgagee, without the signature of the Mortgagor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of the Mortgagee to proceed against any personal property encumbered by this Mortgage as real property, as set forth above.

      21. Assignment of Rents. The Mortgagor hereby assigns to the Mortgagee the Rents as further security for the payment and performance of the Obligations, and the Mortgagor grants to the Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Obligations. The foregoing assignment and grant is present and absolute and shall continue in effect until the Obligations are paid and performed in full and all Commitments are terminated, but the Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and the Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence and continuance of an Event of Default under this Mortgage; such right of the Mortgagor to collect, receive, use and retain the Rents may be revoked by the Mortgagee upon the occurrence and continuance of any Event of Default under this Mortgage by giving not less than five days' written notice of such revocation to the Mortgagor; in the event such notice is given, the Mortgagor shall pay over to the Mortgagee, or to any receiver appointed to collect the Rents and any lease security deposits. The Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

      22. Trust Funds. All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of the Mortgagor. Within 10 days after request by the Mortgagee which request shall not be made more frequently than twice in any twelve month period, the Mortgagor shall furnish the Mortgagee reasonably satisfactory evidence of compliance with this subsection, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to the Mortgagee, which statement shall be certified by the Mortgagor.

      23. Additional Rights. The holder of any subordinate lien on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall any holder of any subordinate lien join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders are subject to and notified of this provision, and any action taken by any such lienholder contrary to this provision shall be null and void. Upon the occurrence and continuance of any Event of Default, the Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with the Mortgagee under this Mortgage against all or any part of the Obligations. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by the Mortgagee on account of such Default or Event of Default.

     24. NOTICES. All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of subsection 11.2 of the Credit Agreement to the Mortgagor and to the Mortgagee as specified therein.

     25. NO ORAL MODIFICATION. This Mortgage may not be amended, supplemented or otherwise modified except in accordance with the provisions of subsection
11.1 of the Credit Agreement. Any agreement made by the Mortgagor and the Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

     26. PARTIAL INVALIDITY. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding anything to the contrary anything contained in this Mortgage or in any provisions of any Financing Document, the obligations of the Mortgagor and of any other obligor under the Financing Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall the Mortgagor or any other obligor be obligated to pay to the Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by the Mortgagee.

     27. THE MORTGAGOR'S WAIVER OF RIGHTS. To the fullest extent permitted by law, the Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Obligations or the creation or extension of a period of redemption from any sale made in collecting such debt and
(iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent the Mortgagor may do so, the Mortgagor agrees that the Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and the Mortgagor, for the Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created.

      28. Remedies Not Exclusive. The Mortgagee shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Financing Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect the Mortgagee's right to realize upon or enforce any other security now or hereafter held by the Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as the Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to the Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Financing Documents to the Mortgagee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Mortgagee. In no event shall the Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to the Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and the Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

      29. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, the Mortgagee shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Obligations upon other property in the State in which the Premises are located (whether or not such property is owned by the Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, the Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Obligations (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. The Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to the Mortgagee to extend the Obligations and the Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. The Mortgagor further agrees that if the Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Obligations, or if the Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, the Mortgagee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and the Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis.
Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgement by the Mortgagee in any such proceedings shall prejudice, limit or preclude the Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgement against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Obligations, and the Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Mortgage, and the Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any other action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, the Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Obligations (directly or indirectly) in the most economical and least time-consuming manner.

     30. SUCCESSORS AND ASSIGNS. All covenants of the Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of the Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by the Mortgagee at any time if in its sole discretion it deems such waiver advisable. All such covenants of the Mortgagor shall run with the land and bind the Mortgagor, the successors and assigns of the Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of the Mortgagee, its successors and assigns. The word "Mortgagor" shall be construed as if it reads "Mortgagors" whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

     31. NO WAIVERS, ETC. Any failure by the Mortgagee to insist upon the strict performance by the Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and the Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by the Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by the Mortgagor. The Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien.

     32. GOVERNING LAW, ETC. This Mortgage shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except that the Mortgagor expressly acknowledges that by their respective terms the Credit Agreement and the Guarantee and Collateral Agreement shall be governed and construed in accordance with the laws of the

State of New York, without regard to principles of conflict of law, and for purposes of consistency, the Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contacts made and to be performed in that State, without regard to principle of conflict of law.

      33. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word "Mortgagee" shall mean "Mortgagee or any successor collateral agent for the Secured Parties," the words "Guarantee and Collateral Agreement" shall mean "the Guarantee and Collateral Agreement, the Credit Agreement or any other evidence of indebtedness secured by this Mortgage," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

      34. Industrial Plant Mortgage. This Mortgage is intended to be an assembled industrial plant mortgage within the broadest interpretation of the "assembled industrial plant mortgage doctrine" under the laws of the Commonwealth of Pennsylvania.

      35. Future Advances. This Mortgage is executed and delivered to secure, among other things, future advances and re-advances in accordance with the Credit Agreement. It is understood and agreed that this Mortgage secures present and future advances and re-advances in accordance with the Credit Agreement made for the benefit of the Mortgagor and that the lien of such future advances and re-advances shall relate back to the date of this Mortgage, and the Mortgagor and the Mortgagee intend that this Mortgage be an Open-End Mortgage as described in 42 Pa.C.S.A. ss.8143 and as such be entitled to all benefits under 42 Pa.C.S.A ss.8143.

      36. Purchase Money Mortgage. This is a purchase money mortgage and shall be entitled to all benefits as such under the lien priority provisions of the Pennsylvania Judicial Code, 42 Pa.C.S.A. ss.8141, as amended.

      37. Receipt of Copy. The Mortgagor acknowledges tat it has received a true copy of this Mortgage.

         38. RELEASE. If the Mortgagor shall and does pay to the Mortgagee the full principal amount of the indebtedness secured hereby, together with all interest accrued thereon, and keeps all the other covenants and agreements contained herein and in the Guarantee and Collateral Agreement and in the other Financing Documents, all in the manner and at the times set forth herein or in the Guarantee and Collateral Agreement and in other Financing Documents, and if the Mortgagor shall also pay all satisfaction costs, including, but not limited to, reasonable attorneys' fees and the cost of recording a satisfaction piece and, if appropriate, a power-of-attorney to satisfy this Mortgage, then and from thenceforth this Mortgage and the estate hereby created, granted, transferred and assigned shall cease and become void.

      This Mortgage has been duly executed by the Mortgagor on March 18, 1999 and is intended to be effective as of March 18, 1999.

ATTEST                                  EME HOMER CITY GENERATION L.P.,
[corporate seal]                        a Pennsylvania limited partnership


By: /s/ Kevin M. Smith                  By: MISSION ENERGY WESTSIDE, INC.,
    ------------------------------          a California corporation,
    Name: Kevin M. Smith                    its general partner
    Title: Treasurer

                                            By: /s/ Steven D. Eisenberg
                                                --------------------------------
                                                Name: Steven D. Eisenberg
                                                Title: Vice President

      The address of the within-named Mortgagee is:

                    United States Trust Company of New York
                    114 West 47th Street, 25th Floor
                    New York, New York 10036

                                        For the Mortgagee


                                        ----------------------------------------
                                        Print Name: Daniel E. Karp as counsel
                                        for Collateral Agent

STATE OF NEW YORK      )
                       ) ss.:
COUNTY OF NEW YORK     )


     On this, the 16th day of March, 1999, before me, a Notary Public in and for the State and County aforesaid, the undersigned officer, personally appeared Stern Eisenberg, who acknowledged himself to be the [Vice] President of Mission Energy Westside, a California corporation and the general partner of EME Homer City Generation L.P., and that [he] as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as such officer.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                               ----------------------------
                                               Notary Public

                                               [Notarial Seal]

My Commission Expires:

                                  SCHEDULE A

                          Description of the Premises